Exhibit 10.2

AMENDMENT TO THE EXECUTIVE OPTION AGREEMENT

Optionee: Robert Pittman

AMENDMENT TO THE EXECUTIVE OPTION AGREEMENT (this “Amendment”), dated as of January 13, 2014, by and between CC Media Holdings, Inc. (the “Company”) and Optionee.

WHEREAS, the Company and Optionee are parties to that certain Non-Qualified Stock Option Agreement, dated October 2, 2011 (the “Grant Agreement”);

WHEREAS, the parties wish to amend the Grant Agreement as follows:

1.
With respect to Section 1 of the Grant Agreement and the option (the “Options”) to purchase the 830,000 shares of Class A Common Stock (as defined therein) set forth therein, 200,000 of such Options (whether or not vested) are hereby terminated and forfeited for no consideration.  Such termination and forfeiture shall apply ratably, such that following the date hereof, 252,000 Options shall have vested and 378,000 shall vest ratably on the third, fourth, and fifth anniversary of the Grant Date (as defined therein).

2.	Except as provided for herein, the Grant Agreement remains in full force and effect in all respects.

CC MEDIA HOLDINGS, INC.

By:  /s/ Richard J. Bressler

Name:_Richard J. Bressler______________

Title:_President & Chief Financial Officer__

Agreed to and accepted:

Signature: /s/ Robert Pittman
Name:  Robert Pittman
Date: 1/13/14